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                                                              EXHIBIT 21

                     SUBSIDIARIES OF THE REGISTRANT

    The following is a list of Solutia's subsidiaries as of December 31, 2003, except for unnamed subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                              Percentage of
                                                              Voting Power
                                                                Owned by
                                                                 Solutia
                                                              -------------

AMCIS AG....................................................      100%

CarboGen AG.................................................      100%

CPFilms Inc.................................................      100%

Monchem, Inc................................................      100%

Monchem International, Inc..................................      100%

Solchem Netherlands C.V.....................................      100%

Solutia Deutschland GmbH....................................      100%

Solutia Europe S.A./N.V.....................................      100%

Solutia Investments, LLC....................................      100%

Solutia Management Company, Inc.............................       90%

Solutia Netherlands Holdings B.V............................      100%

Solutia Overseas, Inc.......................................      100%

Solutia Services International SCA/Comm, VA.................      100%

Solutia Systems, Inc........................................      100%

Solutia Taiwan, Inc.........................................      100%

Solutia U.K. Holdings Limited...............................      100%

Solutia U.K. Investments Limited............................      100%

Solutia U.K. Limited........................................      100%